Exhibit 99.1

Sucampo Appoints Interim Chief Financial and Principal Accounting Officers

BETHESDA, Md.--(BUSINESS WIRE)--March 9, 2011--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) (SPI) today announced the appointment of Cary J. Claiborne, former President and Chief Executive Officer of New Generation Biofuels, Inc. as Interim Chief Financial Officer, effective immediately, reporting to James J. Egan, Chief Operating Officer of SPI. In addition, SPI announced that Andrew P. Smith, FCMA, has been appointed Principal Accounting Officer of SPI as of March 7, 2011, and Director, Finance of Sucampo Pharma Europe, Ltd. (SPE) effective February 7, 2011, reporting to Mr. Egan.

Mr. Claiborne is a seasoned executive with over 25 years of financial leadership experience in both publicly traded and privately held companies in several industries including a biopharmaceutical company. His most recent CFO position was with New Generation Biofuels, Inc., of Columbia, Maryland, from 2007 to 2009, when he became a member of its Board of Directors and Chief Executive Officer. Prior to that, Mr. Claiborne served as Chief Financial Officer of Osiris Therapeutics Inc., of Baltimore, Maryland, from 2004 to 2007. Prior to joining Osiris, Mr. Claiborne held financial leadership roles with Constellation Energy, Baltimore Gas & Electric, Home Depot Corp., MCI Corp., and General Electric. Mr. Claiborne earned a BA, Business Administration, from Rutgers University, in New Brunswick, New Jersey, and an MBA, Finance, from Villanova University, in Villanova, Pennsylvania.

SPI has entered into a consulting agreement with Mr. Claiborne under which SPI will pay Mr. Claiborne $1,200.00 per day for his services until the end of 2011. Mr. Claiborne is expected to consult with SPI two to three days a week.

Mr. Smith brings over 20 years of experience in the pharmaceutical, biotech, and medical device industries in companies ranging from start-ups to large multinational companies as well as six years in public accounting. From June 2009 to February 2011, Mr. Smith provided consulting services on financial and accounting matters to SPI’s subsidiary SPE. From 2006 to 2009, Mr. Smith was Finance Director and Company Secretary of Retroscreen Virology, of London, England, Europe’s leading contract virology research organization offering both clinical and analytical services. From 2004 to 2006, he was the Finance Director and Company Secretary-Europe at Clearlab, a division of 1-800 Contacts Inc. following Clearlab’s 2004 acquisition of VisionTec CL Ltd., of which he was a co-founder and member of its Board of Directors. Prior to that, Mr. Smith held finance and accounting leadership positions at Biocompatibles, plc., Hydron Ltd., and Allergan Inc.’s UK-based subsidiary. Mr. Smith earned a DBA from Durham University Business School, in Durham, England, and is a Fellow of the Chartered Institute of Management Accountants.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc., an international biopharmaceutical company based in Bethesda, Maryland, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which occur naturally in the human body as a result of enzymatic (15-PGDH) transformation of certain fatty acids, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and currently Advisor, International Business Development and a member of the Board of Directors. For more information about Sucampo Pharmaceuticals, please visit www.sucampo.com.

Sucampo Forward-Looking Statement

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. Forward-looking statements include statements about the potential utility of Amitiza and Rescula to treat particular indications and expected data availability dates. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2010 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, Sucampo Pharmaceuticals specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
kdesantis@sucampo.com